CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     We consent to the references to our firm in the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A of Rochdale Investment Trust and to the use of our report dated June 29, 1998 on the statement of assets and liabilities of the Foundation Fund and International Opportunity Fund ("Funds"). Such statement of assets and liabilities appears in the Funds' Statement of Additional Information.


                                        Tait, Weller & Baker


Philadelphia, PA
June 29, 1998